UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 8, 2008
Commission file number 000-04689
Pentair, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
On July 8, 2008, Pentair, Inc. (the “Company”) issued a press release announcing the commencement of a cash tender offer for all of the outstanding $250 million aggregate principal 7.85% Senior Notes due 2009 (the “Notes”). The tender offer is being made pursuant to an Offer to Purchase and related Letter of Transmittal dated July 8, 2008, which sets forth more fully the terms and conditions of the tender offer, including a minimum tender condition and other general conditions.
The principal purpose of the Tender Offer is to acquire all of the outstanding Notes to reduce future interest costs. The Company intends to use available funds and funds drawn under its existing credit facility to provide the total amount of funds required for the purchase of the Notes in the Tender Offer.
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired Not applicable.

(b)	Pro Forma Financial Information Not applicable.

(c)	Shell Company Transactions Not applicable.

(d)	Exhibits The following exhibit is provided as part of the information filed under Item 8.01 of this Current Report on Form 8-K:

Exhibit	Description

99.1	Press Release dated July 8, 2008 announcing the cash tender offer for all of its outstanding 7.85% Senior Notes due 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 11, 2008.

PENTAIR, INC.
Registrant

By	/s/ John L. Stauch

John L. Stauch
Executive Vice President and Chief Financial Officer

PENTAIR, INC.
Exhibit Index to Current Report on Form 8-K
Dated July 8, 2008

Exhibit
Number	Description

99.1	Press Release dated July 8, 2008 announcing the cash tender offer for all of its outstanding 7.85% Senior Notes due 2009.